Exhibit 10.1

Execution Version

CORPORATE SIMPLIFICATION AGREEMENT

THIS CORPORATE SIMPLIFICATION AGREEMENT (this “Agreement”), is entered into as of October 19, 2025 (the “Effective Time”) by and among Vivid Seats Inc., a Delaware corporation (the “Corporation”), Hoya Intermediate, LLC, a Delaware limited liability company (the “LLC”), GTCR Management XI, LLC, a Delaware limited liability company (the “TRA Holder Representative”), Hoya Topco, LLC, a Delaware limited liability company (“Hoya Topco”), and each of the undersigned Persons under the heading “TRA Holder” on the signature page hereto (collectively with Hoya Topco, the “TRA Holders” and together with the TRA Holder Representative, the “TRA Parties”). The TRA Parties, the Corporation and the LLC are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, the Corporation and Hoya Topco are party to that certain Second Amended and Restated Limited Liability Company Agreement of the LLC, dated as of October 18, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”);

WHEREAS, as of the date hereof, Hoya Topco is (i) the owner of, and has the right to vote and act by written consent with respect to 3,811,250 Units and (ii) the owner of (a) warrants to purchase 100,000 Units at an exercise price of $200.00 per Unit pursuant to that certain Private Warrant Agreement ($10.00 Exercise Price), dated October 18, 2021, between the LLC and Hoya Topco (the “Existing Topco $10 Warrants”) and (b) warrants to purchase 100,000 Units at an exercise price of $300.00 per Unit pursuant to that certain Private Warrant Agreement ($15.00 Exercise Price), dated October 18, 2021, between the LLC and Hoya Topco (the “Existing Topco $15 Warrants”);

WHEREAS, as of the date hereof, Hoya Topco is (i) the owner of, and has the right to vote with respect to, 3,811,250 shares of the Corporation’s Class B Common Stock (“Class B Common Stock”) and (ii) the owner of warrants to purchase 200,000 shares of Class B Common Stock at an exercise price of $0.02 per share pursuant to that certain Private Warrant Agreement, dated October 18, 2021, between the Corporation and Hoya Topco (the “Class B Warrants” and together with the Existing Topco $10 Warrants and Existing Topco $15 Warrants, the “Existing Topco Warrants”);

WHEREAS, the TRA Parties have certain rights under that certain Tax Receivable Agreement, dated as of October 18, 2021, by and among the Corporation, the LLC and each of the Persons from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “TRA”);

WHEREAS, the Parties and their Affiliates desire to take certain actions in order to simplify the structure of the Corporation and the LLC as set forth in this Agreement and the related transaction steps plan set forth on Exhibit E (the “Corporate Simplification Plan” and such actions, the “Corporate Simplification”) in exchange for the issuance of the Simplification Incentive Consideration (as hereinafter defined), including, among other things, to (i) terminate the Corporation’s payment obligations under the TRA and (ii) enter into a series of transactions to facilitate the dissolution and winding up of Hoya Topco and certain of its Affiliates, including, among other things, (a) the distribution by Hoya Topco of certain Units, shares of Class B Common Stock, Existing Topco Warrants and rights to receive payment under the TRA and cash to the Blocker Corporations (as defined below) in redemption of their interests in Hoya Topco, (b) the distribution by each of the Blocker Corporations to its shareholders all cash in excess of such Blocker Corporation’s Net Tax Obligation (as defined in the Blocker Merger Agreement) and all rights of such Blocker Corporation to receive Existing Topco Warrants in redemption of shares of such Blocker Corporation held by such shareholders with a value equal to the amount of cash distributed (the relevant parties having agreed that the Existing Topco Warrants have no value) (such distributions in redemption of shares, the “Redemptions”), (c) the completion of the Blocker Mergers (as defined below) among the Blocker Corporations and the Corporation, (d) the exchange by Hoya Topco of its remaining Units and shares of Class B Common Stock for shares of the Corporation’s Class A Common Stock (“Class A Common Stock”), (e) the amendment and restatement of the Existing Topco Warrants, and (f) the distribution by Hoya Topco of its shares of Class A Common Stock, the Amended Corporation Warrants (as hereinafter defined) and cash to its remaining members, in each case, on the terms and conditions set forth in this Agreement and the Ancillary Agreements (as defined below); and

WHEREAS, any defined terms used in this Agreement that are not otherwise defined herein shall have the meanings provided for such defined terms in the TRA or the LLC Agreement, as applicable.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

AGREEMENT

1.1         Corporate Simplification Transactions. The closing of the transactions contemplated by the Corporate Simplification (the “Closing”) shall occur over two (2) consecutive Business Days, the first day of which is referred to as the “First Closing Date” and the second day of which is referred to as the “Second Closing Date”.  The Closing shall take place via electronic exchange of documents on the first (1st) Business Day after the satisfaction or, to the extent permitted by law, waiver of the conditions set forth in Section 8 or at such other place or on such other date as the Parties may mutually agree; provided, that, notwithstanding the foregoing, in no event shall the Closing begin to occur prior to the date that is ten (10) Business Days following the Effective Time without the prior written consent of the TRA Holder Representative. The Parties and their respective Affiliates shall take the following actions at the Closing in accordance with this Agreement and the applicable Ancillary Agreements, including the Corporate Simplification Plan, that certain Plan of Dissolution attached hereto as Exhibit F-1 (the “Hoya Plan of Dissolution”) adopted by Hoya Topco and that certain Plan of Dissolution attached hereto as Exhibit F-2  (the “Tickets Plan of Dissolution” and, together with the Hoya Plan of Dissolution, the “Plans of Dissolution”) adopted by GTCR – Tickets Blocker Acquisition, LLC (“Tickets LLC”):

(a)         First Day Distributions. On the First Closing Date, pursuant to the respective Plan of Dissolution, each of Hoya Topco, VEPF V AIV VII Corp. (“Shared Blocker 1”), VEPF IV AIV IX Corp. (“Shared Blocker 2”), GTCR-Tickets Blocker XI/C B-Corp. (“Fund C Blocker” and together with Shared Blocker 1 and Shared Blocker 2, the “Blocker Corporations”), GTCR-Tickets AIV 1 LP (“AIV1”), GTCR-Tickets AIV 2 LP (“AIV2”), GTCR-Tickets Aggregator 2 LP (“Aggregator 2”), GTCR-Tickets Aggregator 3 LP (“Aggregator 3”), GTCR-Tickets CVII Aggregator 4 LP (“Aggregator 4”), GTCR-Tickets FXIC Acquisition LLC (“FXIC Acquisition”), GTCR-Cubs TopCo Acquisition LLC (“Cubs Acquisition”), GTCR-Tickets Co-Invest Acquisition LLC (“Co-Invest Acquisition”), CM7C VEPF V, LP (“Crescent Splitter 1”), CM7C(LTL) VEPF V, LP (“Crescent Splitter 2”), CM7B VEPF V, LP (“Crescent Splitter 3”), CM7C VEPF IV, LP (“Crescent Splitter 4”), CM7C (LTL) VEPF IV, LP (“Crescent Splitter 5”), CM7B VEPF IV, LP (“Crescent Splitter 6” and together with Crescent Splitter 1, Crescent Splitter 2, Crescent Splitter 3, Crescent Splitter 4, and Crescent Splitter 5, the “Crescent Splitters”), GTCR-Tickets XI/C AIV LP (“Tickets XI/C”), Tickets LLC, GTCR Fund XI/C LP (“Fund C”), GTCR Fund XI/B LP (“Fund B”), GTCR Co-Invest XI, LP (“Co-Invest”) and GTCR-Tickets CVII Acquisition LP (“Tickets Acquisition”) shall undertake a series of distributions, redemptions, dissolutions and unit cancellations (including the Redemptions) in accordance with the Corporate Simplification Plan resulting in the distribution of cash, Units, shares of Class B Common Stock, Existing Topco Warrants and TRA rights (collectively, the “First Day Distributions”).

(b)          Blocker Reorganization Transactions.  On the Second Closing Date, following the First Day Distributions:

(i)
the Corporation shall form (or shall have previously formed) three wholly-owned subsidiaries (individually identified as “Merger Sub 1,” “Merger Sub 2” and “Merger Sub 3,” and collectively, the “Merger Subs”);

(ii)
pursuant to and in accordance with that certain Omnibus Agreement and Plan of Merger attached hereto as Exhibit A (the “Blocker Merger Agreement”): (A) Merger Sub 1 shall merge with Fund C Blocker, with Fund C Blocker surviving such merger, (B) Merger Sub 2 shall merge with Shared Blocker 1, with Shared Blocker 1 surviving the merger and (C) Merger Sub 3 shall merge with Shared Blocker 2, with Shared Blocker 2 surviving the merger (collectively, the “Blocker Mergers”).  Each of the Blocker Corporations shall remain in existence after the Blocker Mergers and be classified as corporations for U.S. federal income tax purposes under direct or indirect ownership by the Corporation pursuant to the terms and covenants provided in the Blocker Merger Agreement;

(iii)	The Parties shall use reasonable best efforts to cause each Blocker Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

(iv)
The Parties agree that upon the consummation of the Blocker Mergers, the Corporation and the LLC shall each be deemed to have satisfied their respective obligations set forth in Section 9.8 (Blocker Merger Transaction Cooperation) of the LLC Agreement; and

(v)
Each of the Blocker Shareholders (as defined in the Blocker Merger Agreement) shall deliver to the Corporation, prior to the First Closing Date, a valid, properly completed and duly executed IRS Form W-9.

(c)          TRA Termination and Intermediate Exchange. On the Second Closing Date and immediately following the Blocker Mergers:

(i)	the TRA shall be terminated and the Simplification Incentive Consideration shall be issued to the applicable TRA Parties pursuant to Section 2 of this Agreement; and

(ii)
Hoya Topco shall exchange all of its remaining Units for an equal number of shares of Class A Common Stock (the “Intermediate Exchange”), in each case, pursuant to and in accordance with the Intermediate Exchange Agreement attached hereto as Exhibit B and Article IX of the LLC Agreement. In connection with the Intermediate Exchange, Hoya Topco and the LLC (having received the prior approval of the Board) hereby consent to the waiver of any applicable notice requirements contained in the LLC Agreement (including in Section 9.1(a)(iii) thereof) with respect to the Intermediate Exchange.

(d)         Second Day Distributions. On the Second Closing Date and immediately following the Intermediate Exchange, each of Hoya Topco, AIV1, FXIC Acquisition, Cubs Acquisition, Co-Invest Acquisition, AIV2, Aggregator 2, Aggregator 3, Aggregator 4, certain individuals, Tickets XI/C, GTCR Partners XI/B LP and the Crescent Splitters shall undertake a series of distributions, redemptions and unit cancellations in accordance with the Corporate Simplification Plan resulting in the distribution of cash, shares of Class A Common Stock and the Amended Corporation Warrants (collectively, the “Second Day Distributions”).

(e)         Crescent Splitters. Notwithstanding anything to the contrary set forth in this Agreement, the Crescent Splitters are executing this Agreement only for purposes of Section 1.1(a), Section 1.1(d), Section 1.1(e), Section 5, Section 6, Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.4, Section 8 and Sections 11 through 18 of this Agreement and the Surviving Indemnity.

2.           Tax Receivable Agreement.

2.1         Termination of TRA Payment Obligations. On the Second Closing Date and concurrently with the Intermediate Exchange, as set forth in Section 1.1(c), and as consideration for the Corporate Simplification, including the complete and full termination of the payment obligations under the TRA and all other obligations thereunder as further provided in this Agreement, the Corporation shall issue (or cause to be issued) to the TRA Parties, in the aggregate, 403,022.6700 shares of Class A Common Stock (such shares, in the aggregate, the “Simplification Incentive Consideration”). The Simplification Incentive Consideration will be issued as set forth in Section 1.1(c) and the Blocker Merger Agreement and shall be (x) allocated among the TRA Parties in accordance with allocations provided by the TRA Holder Representative on a schedule to the Corporation prior to the First Closing Date (the “Simplification Incentive Consideration Schedule”) and (y) made by the issuance of shares of Class A Common Stock to each of the TRA Parties on the Simplification Incentive Consideration Schedule and in accordance with the Blocker Merger Agreement, as applicable.

2.2       Amendment of the TRA. Notwithstanding anything contained in the TRA to the contrary, effective upon the issuance of the Simplification Incentive Consideration (automatically and with no further action required), the TRA shall hereby be amended such that, except for Sections 6.2 (Consistency), 6.3 (Cooperation), 7.1 (Notices), 7.4 (Governing Law) and 7.8 (Resolution of Disputes) of the TRA (collectively, the “Surviving TRA Terms”), which shall survive and remain in effect, neither the Corporation, the LLC nor the TRA Parties shall have any further payment, reimbursement, performance or other obligations under the TRA, whether past, accrued or yet to arise, including, without limitation, (i) the obligations of the Corporation with respect to any past or future and yet to be determined (or paid) Tax Benefit Payment, Early Termination Payment or any other TRA payment obligation arising out of the TRA (including, for the avoidance of doubt, any Tax Benefit Payments in respect of the Corporation’s 2023 or 2024 Taxable Years) and (ii) any reimbursement or claw back payments the TRA Parties may owe the Corporation under the TRA. For purposes of any notices to be provided pursuant to Section 7.1 of the TRA, the addresses of the Parties are revised as provided with each party’s signature set forth below. Notwithstanding anything in the TRA to the contrary, effective as of the Effective Time, the TRA shall hereby be amended such that the Corporation and the LLC shall not be required to make any payment pursuant to the TRA prior to the issuance of the Simplification Incentive Consideration in accordance with this Agreement; provided, that, if the Closing does not occur such amendment to the TRA shall automatically be deemed null and void and any such payment obligations shall be reinstated in accordance with the existing terms of the TRA.

2.3          No Early Termination Notice. Notwithstanding any other provisions of this Agreement or the TRA to the contrary, the Corporation and the TRA Parties agree that the entering into of this Agreement does not constitute an Early Termination Notice. From the date hereof through the earlier of Closing or the termination of this Agreement, (a) the Parties agree that no Party shall invoke Section 4.1 of the TRA and (b) the TRA Parties agree that no TRA Party shall invoke Sections 4.2 and/or 4.3(b) of the TRA.

3.           Amended & Restated Warrant Agreements.

(a)          On the Second Closing Date and concurrently with the Intermediate Exchange, the Parties will amend and restate each of the Topco $10 Warrants and Topco $15 Warrants, in each case, in the form attached hereto as Exhibit C (the amended and restated warrants, respectively, the “Amended Corporation $10 Warrants” and “Amended Corporation $15 Warrants, ” and, collectively, the “Amended Corporation Warrants”).

(b)          On the Second Closing Date and concurrently with the Intermediate Exchange, the Parties hereby terminate (automatically and with no further action required) the Class B Warrants.

4.          Amendment of LLC Agreement Obligations.  Effective upon the consummation of the Intermediate Exchange (automatically and with no further action required) and pursuant to Section 12.2 of the LLC Agreement, the LLC Agreement shall be, and hereby is, amended such that: (i) Article I (Definitions), Section 4.6, Article VI (as amended by Section 1(b) of Exhibit D), Section 7.1, Sections 7.2(a) and (b) (solely with respect to any taxable period beginning prior to the Closing), Section 7.2(c) (to the extent relating to obligations that are with respect to tax, accounting or related administrative support provided in the ordinary course of business consistent with past practice (and, for the avoidance of doubt, including preparation of Schedule K-1s for the 2025 income Tax year and the partial income Tax year ending as of the Closing, but excluding actions taken in accordance with this Agreement, including the Plans of Dissolution) and only with respect to periods beginning prior to the Closing), Section 7.4, and Article XII of the LLC Agreement (collectively, the “Surviving LLCA Terms”) shall survive and remain in effect; provided, that (A) Hoya Topco shall be treated as continuing to be a Unitholder (as defined in the LLC Agreement) owning 5% or more of the outstanding Common Units (as defined in the LLC Agreement) for purposes of Sections 7.2(b), 7.2(c) and 7.4 of the Surviving LLCA Terms notwithstanding the transactions contemplated by this Agreement, (B) in no event shall the Corporation or the LLC or any of their respective Subsidiaries (I) be required to take actions inconsistent with past practice or (II) pay, expend, reimburse or otherwise be responsible for any out-of-pocket costs or expenses in excess of $300,000 in the aggregate from and after the Closing pursuant to Section 7.2(c) of the Surviving LLCA Terms, and (C) Article VI of the LLC Agreement shall be subject to the Surviving Indemnity; (ii) all other rights and obligations under the LLC Agreement shall terminate, which shall result in none of the Corporation, the LLC, Hoya Topco nor the TRA Parties having any further payment, reimbursement, or performance obligations to one another under the LLC Agreement, whether past, accrued or yet to arise; and (iii) for purposes of any notices to be provided pursuant to the LLC Agreement (as amended hereby), the addresses of the Parties shall be revised as provided with each Party’s signature set forth below. It is acknowledged and agreed that any notice requirements pursuant to Section 5.1(f) of the LLC Agreement shall be waived.

5.          Fractional Shares. It is acknowledged and agreed that fractional shares of Class A Common Stock, rounded to the nearest fourth decimal point, will be issued in connection with the various transactions contemplated by the Corporate Simplification; provided, however, that immediately following the consummation of all of the transactions contemplated by the Corporate Simplification, the Corporation shall round down to the nearest whole number any fractional shares of Class A Common Stock issued to and held by any TRA Party then in receipt of fractional shares of Class A Common Stock.

6.           Mutual Release.

(a)          Mutual Release of Claims. Subject to and effective at the Closing, (i) the TRA Parties irrevocably release, acquit, and discharge the Corporation Released Parties (as defined below) from any and all Claims (as defined below), and (ii) the Corporation and the LLC irrevocably release, acquit, and discharge the TRA Released Parties (as defined below) from any and all Claims.

(b)          “Claims” means all claims, causes of action, demands, obligations, or liabilities of any kind, whether accrued or unaccrued, known or unknown, suspected or unsuspected, fixed or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, solely to the extent relating to or arising out of the TRA, the LLC Agreement, or any of the transactions contemplated by this Agreement, including but not limited to any and all actions taken pursuant thereto or performance or payment obligations relating thereto; provided, however, that “Claims” shall not include (i) claims for enforcement, default, damages, or breach with respect to any provision of this Agreement, the Ancillary Agreements, the Surviving TRA Terms or the Surviving LLC Terms and (ii) any rights or claims of the TRA Parties pursuant to Article VI (Exculpation and Indemnification) of the LLC Agreement (as modified by the Surviving Indemnity) that arise out of actions taken (or not taken) prior to the Closing. For the avoidance of doubt, “Claims” includes claims brought by stockholders,  whether direct or derivative.

(c)         “Corporation Released Parties” means each of the Corporation, the LLC, and their direct and indirect subsidiaries (including the Blocker Corporations), and each of their respective employees, officers, board members, board committee members, legal and financial advisors, partners, managers, members, and shareholders (in each case, in their capacities as such), other than the TRA Released Parties. For the avoidance of doubt, any Person acting in the capacity as an employee, officer, board member, board committee member, legal or financial advisor, partner, manager, member or shareholder of the Corporation, the LLC and/or their respective direct or indirect subsidiaries shall only be deemed to be a Corporation Released Party (and a beneficiary of the release provided in Section 6(a)(i)) when acting in their capacity as such, notwithstanding that such Person may also be deemed to be a TRA Released Party when acting in the capacity as an employee, officer, board member, board committee member, legal and financial advisor, partner, manager, member or shareholder of any TRA Party or its Affiliates, direct and indirect subsidiaries, parent companies, predecessors, successors and assigns.

(d)       “TRA Released Parties” means each of the TRA Parties and its respective Affiliates, direct and indirect subsidiaries, parent companies, predecessors, successors and assigns, and each of their respective employees, officers, board members, board committees members, legal and financial advisors, partners, managers, members, and shareholders (in each case, in their capacities as such), other than the Corporation Released Parties. For the avoidance of doubt, any Person acting in the capacity as an employee, officer, board member, board committee member, legal or financial advisor, partner, manager, member or shareholder of any TRA Party or its Affiliates, direct and indirect subsidiaries, parent companies, predecessors, successors and assigns shall only be deemed to be a TRA Released Party (and a beneficiary of the release provided in Section 6(a)(ii)) when acting in their capacity as such, notwithstanding that such Person may also be deemed to be a Corporation Released Party when acting in the capacity as an employee, officer, board member, board committee member, legal and financial advisor, partner, manager, member or shareholder of the Corporation, the LLC and/or their respective direct or indirect subsidiaries.

7.           Representations, Warranties and Covenants by the Parties.

7.1       Representations, Warranties and Covenants of the TRA Parties. Each TRA Party represents, warrants and covenants to the Corporation and the LLC, solely as to such TRA Party on a several, and not joint and several, basis and to the extent applicable to such TRA Party, the following:

(a)          Authority. As of each of the Effective Time, the First Closing Date and the Second Closing Date, such TRA Party has all necessary entity power and authority to execute and deliver this Agreement and each other agreement contemplated hereby (the “Ancillary Agreements”) and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement. The execution, delivery and performance by such TRA Party of this Agreement and each Ancillary Agreement, and the consummation of the transactions contemplated by this Agreement and each Ancillary Agreement, have been duly authorized and approved by such TRA Party, and no other entity action on the part of such TRA Party is necessary to authorize the execution, delivery and performance by such TRA Party of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated by this Agreement and each Ancillary Agreement. This Agreement and each Ancillary Agreement has been duly executed and delivered by such TRA Party and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of such TRA Party, enforceable against such TRA Party in accordance with its terms.

(b)          Title to and No Assignment of TRA Rights. At least two (2) Business Days prior to the First Closing Date, Hoya Topco shall provide to the Corporation Schedule 7.1(b) setting forth a true, correct and complete list of the holders of TRA Rights and each such holder’s relative percentage ownership of all TRA Rights as of each of the First Closing Date and the Second Closing Date (but immediately prior to the termination of the TRA and the Intermediate Exchange contemplated by Section 1.1(c)). As of each of the Effective Time, the First Closing Date and the Second Closing Date (but immediately prior to the termination of the TRA and the Intermediate Exchange contemplated by Section 1.1(c)), (i) such TRA Party has (or will have at such time) good and marketable title to its TRA Rights under the TRA and such TRA Party has not (and will not have), directly or indirectly, assigned or transferred or purported to assign or transfer to any Person or entity any of its TRA Rights or any portion thereof and (ii) no Person has any outstanding option or preemptive or similar right to purchase any of such TRA Rights or any of such TRA Party’s rights under the TRA. As of the Effective Time, the First Closing Date and the Second Closing Date (but immediately prior to the termination of the TRA and the Intermediate Exchange contemplated by Section 1.1(c)), there are no beneficiaries of the TRA Rights other than the TRA Parties.

(c)          Consents. Except as would not, individually or in the aggregate, reasonably be expected to impair the ability of such TRA Party to perform its obligations under this Agreement and each Ancillary Agreement on a timely basis, as of the Effective Time, the First Closing Date and the Second Closing Date, no consent, approval, qualification, order or authorization of, or filing with, any Person or Taxing Authority is required on the part of the TRA Parties in connection with the TRA Parties’ valid execution, delivery or performance of this Agreement and each Ancillary Agreement. The execution and delivery of this Agreement and each Ancillary Agreement by such TRA Party and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, such TRA Party’s organizational documents, (ii) a breach or violation of, a termination (or right of termination or default under, the creation or acceleration of any obligations under, or the creation of a lien on any of the assets of such TRA Party (with or without notice, lapse of time or both) pursuant to), any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon such TRA Party, or (iii) a conflict with, breach or violation of any law applicable to such TRA Party or by which its properties are bound or affected, except in the case of clause (ii) or (iii), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of such TRA Party to perform its obligations under this Agreement and each Ancillary Agreement on a timely basis.

(d)          Ownership.

(i)
As of the Effective Time, Hoya Topco is the owner of (A) 3,811,250 shares of Class B Common Stock and (B) 3,811,250 Units. As of immediately prior to the Intermediate Exchange, after giving effect to the First Day Distributions, the holders of shares of Class B Common Stock and Units will be TRA Parties and a true, correct and complete list of such holders will be as set forth on that certain Schedule 7.1(d) that Hoya Topco shall provide to the Corporation at least two (2) Business Days prior to the First Closing Date.

(ii)
Schedule 7.1(d) shall set forth, as of each of the First Closing Date and the Second Closing Date (immediately prior to the amendments contemplated by Section 3 hereof), the applicable owner(s) (all of whom are or will be TRA Parties) of (A) warrants to purchase 200,000 shares of Class B Common Stock at an exercise price of $0.02 per share, (B) warrants to purchase 100,000 Units at an exercise price of $200.00 per Unit and (C) warrants to purchase 100,000 Units at an exercise price of $300.00 per Unit. Except as contemplated by this Agreement and each Ancillary Agreement, no TRA Party has, directly or indirectly, sold, offered to sell, transferred, assigned, pledged, hypothecated or otherwise transferred any Existing Topco Warrants held by such TRA Party to any Person.

(iii)
Except for the representations and warranties expressly made by the TRA Parties in this Section 7.1(d), and other than the Existing Topco Warrants, no TRA Party owns any Units or other securities of the LLC. The TRA Parties and their respective controlling equityholders have sole voting power over and right to consent with respect to all such shares of Class B Common Stock or Units. Except as contemplated by this Agreement, each Ancillary Agreement and the Stockholders Agreement, dated as of October 18, 2021, by and between Hoya Topco, the Corporation and the other parties thereto, no TRA Party has entered into any tender, voting or other agreement or arrangement with respect to any shares of Class B Common Stock or Units or entered into any other agreement or arrangement relating to the voting of any shares of Class B Common Stock or Units. Any and all proxies in respect of the shares of Class B Common Stock, Units or Existing Topco Warrants are revocable and, with respect to the subject matter of this Agreement and each Ancillary Agreement, such proxies either have been revoked prior to the date hereof or are hereby revoked.

(e)          Sophisticated Investor. Such TRA Party acknowledges and agrees that (i) any shares of Class A Common Stock acquired pursuant to this Agreement or the transactions contemplated hereby shall be for such TRA Party’s account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), any applicable state securities laws or the terms of this Agreement and will not be disposed of in contravention of any such laws; and (ii) such TRA Party (A) is able to bear the economic risk of the investment in the shares of Class A Common Stock issued hereunder for an indefinite period of time, (B) is an “Accredited Investor” as that term is defined in Regulation D under the Securities Act and (C) considers himself or herself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the shares of Class A Common Stock.

(f)        No Other Representations or Warranties. Except for the representations and warranties expressly made by the LLC and the Corporation in Sections 7.2 and 7.3 or in any Ancillary Agreement, neither the LLC, the Corporation nor any other Person has made or is making any express or implied representation or warranty of any kind whatsoever at law or in equity, with respect to the LLC, the Corporation or their respective Subsidiaries or their respective businesses, operations, assets, liabilities and condition (financial or otherwise), notwithstanding the delivery, dissemination or disclosure to any TRA Party and their respective Affiliates. Hoya Topco has received all information it desires concerning the LLC and the Corporation in making the decision to enter into the transactions contemplated by this Agreement and the Ancillary Agreements (including the issuance of the Simplification Incentive Consideration contemplated hereby). Except as expressly contemplated in Sections 7.2 and 7.3 or in any Ancillary Agreement, neither the LLC, the Corporation nor any of their respective Subsidiaries, nor any of their respective directors, officers, employees, equityholders, partners, members or representatives has made, or is making, any express or implied representation or warranty whatsoever to any TRA Party or any of their respective Affiliates and no such Person shall be liable in respect of the accuracy of completeness of the information provided to any TRA Party or any of their respective Affiliates. Except as expressly contemplated in this Agreement, any Ancillary Agreement or pursuant to the Surviving LLCA Terms, neither the Corporation, the LLC nor any other Person will have or be subject to any liability or indemnification obligation to the TRA Parties or any other Person resulting from the delivery, dissemination or other distribution to the TRA Parties, or the TRA Parties’ use of, any such information. Each TRA Party acknowledges that it has conducted, to its own satisfaction, its own independent investigation and in making its determination to proceed with the transactions contemplated by this Agreement and each Ancillary Agreement, each TRA Party has relied solely on the results of its own independent investigation and the express representations and warranties in Sections 7.2 and 7.3 and in any Ancillary Agreement and has not relied directly or indirectly, and specifically disclaims that it is relying upon, on any materials or information made available to the TRA Parties by or on behalf of the LLC or the Corporation or the accuracy or completeness of such materials or information. Each TRA Party acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities and other contractual rights, including contractual rights such as the TRA, and further acknowledges that each of the Corporation and the LLC is entering into this Agreement and each Ancillary Agreement with each TRA Party in reliance on this acknowledgment and with each TRA Party’s understanding, acknowledgment and agreement that each of the Corporation and the LLC is privy to material non-public information regarding the Corporation and the LLC (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as each TRA Party, when making investment disposition decisions, including the decision to enter into the Agreement or any Ancillary Agreement, and each TRA Party’s decision to enter into the Agreement and each Ancillary Agreement is being made with full recognition and acknowledgment that each of the Corporation and the LLC is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to such TRA Party.  Each TRA Party hereby waives any claim, or potential claim, it has or may have against the Corporation and the LLC relating to such Persons’ possession of Non-Public Information.

7.2         Representations, Warranties and Covenants of the Corporation. The Corporation represents, warrants and covenants to the TRA Parties the following:

(a)          Authority. The Corporation has all necessary entity power and authority to execute and deliver this Agreement and each Ancillary Agreement and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement. The execution, delivery and performance by the Corporation of this Agreement and each Ancillary Agreement, and the consummation of the transactions contemplated by this Agreement and each Ancillary Agreement, have been duly authorized and approved by the Corporation, and no other entity action on the part of the Corporation is necessary to authorize the execution, delivery and performance by the Corporation of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated by this Agreement and each Ancillary Agreement. This Agreement and each Ancillary Agreement has been duly executed and delivered by the Corporation and, assuming due authorization, execution and delivery of this Agreement and each Ancillary Agreement by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

(b)          Consents. Except as would not, individually or in the aggregate, reasonably be expected to impair the ability of the Corporation to perform its obligations under this Agreement and each Ancillary Agreement on a timely basis, no consent, approval, qualification, order or authorization of, or filing with, any Person or Taxing Authority is required on the part of the Corporation in connection with the Corporation’s valid execution, delivery or performance of this Agreement and each Ancillary Agreement. The execution and delivery of this Agreement and each Ancillary Agreement by the Corporation and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the Corporation’s organizational documents, (b) a breach or violation of, a termination (or right of termination or default under, the creation or acceleration of any obligations under, or the creation of a lien on any of the assets of the Corporation (with or without notice, lapse of time or both) pursuant to), any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Corporation, or (c) a conflict with, breach or violation of any law applicable to the Corporation or by which its properties are bound or affected, except in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of the Corporation to perform its obligations under this Agreement and each Ancillary Agreement on a timely basis.

(c)         No Other Representations or Warranties. Except for the representations and warranties expressly made by each TRA Holder in Sections 7.1 and in any Ancillary Agreement, none of the TRA Holders nor any other Person has made or is making any express or implied representation or warranty of any kind whatsoever at law or in equity, with respect to the TRA Holder or its respective Affiliates or its respective businesses, operations, assets, liabilities and condition (financial or otherwise), notwithstanding the delivery, dissemination or disclosure to the Corporation or the LLC and their respective Affiliates. Except as expressly contemplated in Section 7.1 or in any Ancillary Agreement, none of the TRA Holders nor any of their respective Subsidiaries, nor any of their respective directors, officers, employees, equityholders, partners, members or representatives has made, or is making, any express or implied representation or warranty whatsoever to any of the Corporation, the LLC or any of their respective Affiliates and no such Person shall be liable in respect of the accuracy of completeness of the information provided to any of the Corporation, the LLC or any of their respective Affiliates. Except as expressly contemplated in this Agreement or in any Ancillary Agreement, no TRA Party nor any other Person will have or be subject to any liability or indemnification obligation to the Corporation, the LLC or any other Person resulting from the delivery, dissemination or other distribution to the Corporation or the LLC, or the Corporation’s or LLC’s use of, any such information. Each of the Corporation and LLC acknowledges that it has conducted, to its own satisfaction, its own independent investigation and in making its determination to proceed with the transactions contemplated by this Agreement and each Ancillary Agreement, each of the Corporation and LLC has relied solely on the results of its own independent investigation and the express representations and warranties in Sections 7.1 and in any Ancillary Agreement and has not relied directly or indirectly, and specifically disclaims that it is relying upon, on any materials or information made available to the Corporation and LLC by or on behalf of any TRA Party or the accuracy or completeness of such materials or information.

7.3       Representations, Warranties and Covenants of the LLC. The LLC represents, warrants and covenants to the TRA Parties the following:

(a)        Authority. The LLC has all necessary entity power and authority to execute and deliver this Agreement and each Ancillary Agreement and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement. The execution, delivery and performance by the LLC of this Agreement and each Ancillary Agreement, and the consummation of the transactions contemplated by this Agreement and each Ancillary Agreement, have been duly authorized and approved by the LLC, and no other entity action on the part of the LLC is necessary to authorize the execution, delivery and performance by the LLC of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement. This Agreement and each Ancillary Agreement has been duly executed and delivered by the LLC and, assuming due authorization, execution and delivery of this Agreement and each Ancillary Agreement by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the LLC, enforceable against the LLC in accordance with its terms.

(b)          Consents. Except as would not, individually or in the aggregate, reasonably be expected to impair the ability of the LLC to perform its obligations under this Agreement and each Ancillary Agreement on a timely basis, no consent, approval, qualification, order or authorization of, or filing with, any Person or Taxing Authority is required on the part of the LLC in connection with the LLC’s valid execution, delivery or performance of this Agreement and each Ancillary Agreement. The execution and delivery of this Agreement and each Ancillary Agreement by the LLC and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the LLC’s organizational documents, (b) a breach or violation of, a termination (or right of termination or default under, the creation or acceleration of any obligations under, or the creation of a lien on any of the assets of the LLC (with or without notice, lapse of time or both) pursuant to), any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the LLC, or (c) a conflict with, breach or violation of any law applicable to the LLC or by which its properties are bound or affected, except in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of the LLC to perform its obligations under this Agreement and each Ancillary Agreement on a timely basis.

(c)         No Other Representations or Warranties. Except for the representations and warranties expressly made by each TRA Holder in Section 7.1 and in any Ancillary Agreements, none of the TRA Holders nor any other Person has made or is making any express or implied representation or warranty of any kind whatsoever at law or in equity, with respect to the TRA Holder or its respective Affiliates or its respective businesses, operations, assets, liabilities and condition (financial or otherwise), notwithstanding the delivery, dissemination or disclosure to the Corporation or the LLC and their respective Affiliates. Except as expressly contemplated in Section 7.1, none of the TRA Holders nor any of their respective Subsidiaries, nor any of their respective directors, officers, employees, equityholders, partners, members or representatives has made, or is making, any express or implied representation or warranty whatsoever to any of the Corporation, the LLC or any of their respective Affiliates and no such Person shall be liable in respect of the accuracy of completeness of the information provided to any of the Corporation, the LLC or any of their respective Affiliates. Except as expressly contemplated in this Agreement, no TRA Party nor any other Person will have or be subject to any liability or indemnification obligation to the Corporation, the LLC or any other Person resulting from the delivery, dissemination or other distribution to the Corporation or the LLC, or the Corporation’s or LLC’s use of, any such information. Each of the Corporation and LLC acknowledges that it has conducted, to its own satisfaction, its own independent investigation and in making its determination to proceed with the transactions contemplated by this Agreement and each Ancillary Agreement, each of the Corporation and LLC has relied solely on the results of its own independent investigation and the express representations and warranties in Section 7.1 and in any Ancillary Agreements and has not relied directly or indirectly, and specifically disclaims that it is relying upon, on any materials or information made available to the Corporation and LLC by or on behalf of any TRA Party or the accuracy or completeness of such materials or information.

7.4          Pre-Closing Covenants.

(a)          Except as expressly permitted or contemplated by this Agreement or as approved by the Corporation and the LLC in writing, from the date of this Agreement until the earlier of the beginning of the Closing or the date this Agreement is terminated pursuant to Section 9, the TRA Parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to carry on their respective businesses in the ordinary course of business and preserve intact its current business organization.

(b)          Each TRA Party shall not, except as expressly permitted or contemplated by this Agreement or as approved by the Corporation and the LLC in writing, from the date of this Agreement until the earlier of the beginning of the Closing or the date this Agreement is terminated pursuant to Section 9, (w) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Class B Common Stock, Units, TRA Rights, Existing Topco Warrants, Class B Warrants or warrants to purchase Units or deposit any such shares of Class B Common Stock, Units, TRA Rights, Existing Topco Warrants, Class B Warrants or warrants to purchase Units in a voting trust, (x) create or permit to exist any lien, or take or agree to take any other action, that would or would reasonably be expected to prevent such TRA Party from complying in all material respects with its obligations under this Agreement, (y) sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”), or enter into any contract, option or other arrangement or understanding with respect to any such direct or indirect Transfer of, any shares of Class B Common Stock, Units, TRA Rights, Existing Topco Warrants, Class B Warrants or warrants to purchase Units, or (z) agree or commit (whether or not in writing) to take any of the foregoing actions. Any attempted Transfer in violation of this Section 7.4(b) shall be null and void.

(c)          Each Party shall not, and shall cause each of its Affiliates and Subsidiaries to not, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the transactions contemplated hereby not being satisfied or prevent, materially delay, or materially impede the ability of the Parties to consummate the transactions contemplated hereby.

(d)         As promptly as practicable following the Effective Date and prior to the Closing, Hoya Topco shall deliver to the Corporation (i) the  Simplification Incentive Consideration Schedule and (ii) the draft definitive documents providing for the First Day Distributions and the Second Day Distributions. The TRA Parties shall provide the Corporation and the LLC a reasonable opportunity to review the foregoing deliveries prior to the Closing and shall consider in good faith any comments made (in good faith) to the foregoing deliveries by the Corporation or the LLC prior to the Closing.

8.           Closing Conditions.

8.1       Mutual Closing Conditions. The respective obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Closing of the following condition:

(a)       No law, order, injunction or decree will have been issued, enacted, promulgated or enforced (and still be in effect) by any Governmental Entity of competent jurisdiction that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

8.2         Conditions to Obligations of TRA Parties. The obligations of the TRA Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Closing of each of the following conditions:

(a)          The representations and warranties of the Corporation and the LLC contained in this Agreement shall be true and correct as of the First Closing Date and the Second Closing Date, as though made on and as of the such dates (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality”) has not had, individually or in the aggregate, a material adverse effect on the ability of the Corporation or the LLC to timely perform its obligations under this Agreement or to timely consummate the transactions contemplated hereby.

(b)         The Corporation and the LLC shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by the Corporation and the LLC at or prior to the Closing.

8.3        Conditions to Obligations of the Corporation and the LLC. The obligations of the Corporation and the LLC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Closing of each of the following conditions:

(a)          (i) The representations and warranties of the TRA Parties contained in this Agreement (other than those set forth in Sections 7.1(a), 7.1(b) and 7.1(d)) shall be true and correct as of the First Closing Date and the Second Closing Date, as though made on and as of such dates (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality”) has not had, individually or in the aggregate, a material adverse effect on the ability of the TRA Parties to timely perform their obligations under this Agreement or to timely consummate the transactions contemplated hereby; and (ii) the representations and warranties of the TRA Parties contained Sections 7.1(a), 7.1(b) and 7.1(d) shall be true and correct as of the First Closing Date and the Second Closing Date, as though made on and as of such dates (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for de minimis inaccuracies.

(b)          The TRA Parties shall have complied in all material respects with the covenants and obligations of this Agreement required to be performed and complied with by  the TRA Parties at or prior to the Closing.

9.           Termination.

9.1         Mutual Agreement. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, by mutual written consent of the Parties.

9.2         Termination by TRA Holder. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by the TRA Holder Representative (on behalf of the TRA Parties) at any time prior to the Closing, if there has been a breach of any covenant or agreement made by the Corporation or the LLC in this Agreement, or any representation or warranty of the Corporation or the LLC is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would cause a failure of a condition set forth in Section 8.2 if the Closing were to occur at such time, and such breach or inaccuracy is not capable of being cured by the time the Closing is required to occur pursuant to Section 1.1 hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 9.2 will not be available to the TRA Holder Representative if any of the TRA Parties is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement such that the Corporation or the LLC has the right to terminate this Agreement pursuant to Section 9.3.

9.3          Termination by the Corporation and the LLC. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by the Corporation and the LLC at any time prior to the Closing, if there has been a breach of any covenant or agreement made by the TRA Parties in this Agreement, or any representation or warranty of the TRA Parties is inaccurate or becomes inaccurate after the date of this Agreement, and such breach or inaccuracy would cause a failure of a condition set forth in Section 8.3 if the Closing were to occur at such time, and such breach or inaccuracy is not capable of being cured by the time Closing is required to occur pursuant to Section 1.1 hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 9.3 will not be available to the Corporation or the LLC if the Corporation or the LLC is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement such that the TRA Holder Representative has the right to terminate this Agreement pursuant to Section 9.2.

9.4         Permanent Injunction. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, by the TRA Holder Representative or the Corporation if any court of competent jurisdiction or other Governmental Entity has issued a final order, decree, or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling, or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.4 will not be available to any party if the issuance of such order, decree, ruling or other action was primarily caused by the failure of such party to perform any of its obligations under this Agreement.

10.        Further Assurances.  If any further action is reasonably necessary to carry out the intent and purpose of this Agreement, then each Party shall take such further action (including the execution and delivery of further documents) as any other Party reasonably requests to carry out such purpose, including executing any agreement or providing additional information, documents and other materials for purposes of preparing any financial statement, preparing any tax return or contesting or defending any audit, examination or controversy in connection with the transactions contemplated by this Agreement.

11.         Public Disclosures.  In connection with the execution of this Agreement, the Corporation shall issue a press release mutually agreed to by the Parties regarding the transactions contemplated herein and thereafter no Party shall issue a separate press release or make any other public announcement or disclosure regarding the transactions contemplated herein without the prior written approval of the other Parties (not to be unreasonably withheld, conditioned or delayed). Nothing in this Agreement shall limit a party’s ability to make such disclosures regarding this Agreement or the transactions contemplated by this Agreement (including, without limitation, filing this Agreement with the Securities and Exchange Commission, or any other comparable foreign, domestic, state and local securities regulatory authority to which the Corporation is subject), in each case, to the extent required or deemed appropriate by such party, taking into account the advice of such party’s outside counsel, to comply with applicable law, including federal securities laws, rules or regulations or the requirements of any exchange on which a party’s (or its Affiliate’s) securities may be listed, quoted or traded, provided such party allows the other party reasonable time to review and suggest comments on any such disclosure prior to the issuance thereof.

12.        Tax Matters. The Parties agree to treat, for U.S. federal and other applicable tax purposes, (i) the portion of the Simplification Incentive Consideration issued to a TRA Holder hereunder that is attributable to the Intermediate Exchange as additional consideration in connection with such Intermediate Exchange, (ii) the portion of any Simplification Incentive Consideration issued to a TRA Holder hereunder in respect of interests in the Blocker Corporations in the case of any Blocker Merger as additional consideration in connection with such Blocker Merger, (iii) the Simplification Incentive Consideration issuable to a TRA Holder in respect of Units that were sold or exchanged by the TRA Holder pursuant to an Exchange that previously occurred as additional consideration in connection with any such Exchange, unless otherwise required by law and with a portion of such additional consideration treated as imputed interest to the extent required by law (as reasonably determined by the Corporation), (iv) the Redemptions as transactions integrated with the Blocker Mergers in accordance with Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954), Rev. Rul. 75-447, 1975-2 C.B. 113, and Rev. Rul. 55-745, 1955-2 C.B. 223, such that the applicable Blocker Corporation shareholders shall be treated as surrendering a portion of their Blocker Corporation shares in a redemption that qualifies for sale or exchange treatment under Section 302(b) of the Code, (v) each of the Blocker Mergers as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder with each of the Corporation and the Blocker Corporations as a “party to a reorganization” within the meaning of Section 368(b) of the Code and the Treasury Regulations promulgated under it, and (vi) this Agreement (including the Agreement and Plan of Reorganization, entered into on October 18, 2021, by and among the Corporation, VEPF V AIV VII Corp., a Delaware corporation, VEPF IV AIV IX Corp., a Delaware corporation, GTCR-Tickets Blocker XI/C / B-Corp., a Delaware corporation, GTCR Fund XI/C LP, a Delaware limited partnership, and GTCR – Tickets Blocker Acquisition LLC, a Delaware limited liability company) as constituting a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g), (the foregoing clauses (i) through (vi), the “Intended Tax Treatment”). The Parties agree to file all tax returns and take all tax positions consistently with the Intended Tax Treatment, except as required by a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, or other corresponding provision of applicable law. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Corporation determines that it is required by law to deduct and withhold from any amount otherwise payable pursuant to this Agreement, then the Corporation shall provide three (3) days’ notice to the Person in respect of whom such withholding would be made prior to deducting and withholding such amount, and the Corporation shall cooperate with any reasonable request from such Person to obtain reduction of or relief from such deduction or withholding. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. The TRA Holders, on the one hand, and the Corporation and the LLC, on the other hand, shall promptly provide each other with such additional information and assistance as reasonably requested by the other party in connection with tax reporting matters relating to the payments contemplated by this Agreement.

13.         Costs and Expenses.  Except as set forth in this Agreement, the Surviving Indemnity or in any Ancillary Agreement, the Corporation and the LLC, on the one hand, and the TRA Parties, on the other hand, shall be responsible for their respective costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including but not limited to any further actions requested pursuant to Section 10 of this Agreement. Notwithstanding the foregoing, at or promptly after the Closing, the Corporation and the LLC shall reimburse Hoya Topco for its reasonable and out-of-pocket fees, costs and expenses (including all fees, costs and expenses of the Hoya Topco’s and/or, if approved by Hoya Topco, any other TRA Party’s counsel and accountants), whether incurred prior to or after the date hereof incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including but not limited to any further actions requested pursuant to Section 10 of this Agreement, provided that such expense reimbursement shall not exceed $2,000,000 in the aggregate and Hoya Topco and the TRA Parties acknowledge and agree that they shall not be entitled to any further reimbursement under Section 7.2(c) of the LLC Agreement with respect to such fees, costs and expenses. The indemnification provisions set forth on Exhibit D attached hereto (the “Surviving Indemnity”) are incorporated herein by reference.

14.        Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, as outlined in Section 7.4 of the TRA.

15.         Entire Agreement; No Third Party Beneficiaries. Subject to and except as may be specifically provided herein, including with respect to the Indemnitees to the extent related to the Surviving LLC Terms and the Surviving Indemnity (which such Indemnitees are express third party beneficiaries hereof and thereof) this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16.        DISCLAIMER OF RELIANCE: EACH PARTY EXPRESSLY WARRANTS THAT HE, SHE, OR IT HAS CAREFULLY READ THIS AGREEMENT (INCLUDING THIS DISCLAIMER OF RELIANCE SET FORTH IN APPROPRIATELY CONSPICUOUS LANGUAGE) AND ANY EXHIBITS ATTACHED TO THIS AGREEMENT, UNDERSTANDS THEIR CONTENTS, AND SIGNS THIS AGREEMENT AS HIS, HER, OR ITS OWN FREE ACT. EACH PARTY EXPRESSLY WARRANTS THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO HIM, HER, OR IT IN EXECUTING THIS AGREEMENT, AND THAT HE, SHE, OR IT IS NOT RELYING UPON (INDEED, EXPRESSLY DISCLAIMS RELIANCE UPON) ANY STATEMENT OR REPRESENTATION OF ANY PARTY OR ANY AGENT OF THE PARTIES BEING RELEASED HEREBY. EACH PARTY AGREES THIS IS AN ARM’S-LENGTH TRANSACTION (NO FIDUCIARY RELATIONSHIP EXISTS) AND IS RELYING SOLELY ON HIS, HER, OR ITS OWN JUDGMENT, AND EACH PARTY HAS BEEN REPRESENTED BY, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY, LEGAL COUNSEL IN THIS MATTER, AS WELL AS CONSULT WITH ANY FINANCIAL, TAX OR OTHER ADVISORS. ANY PARTY WHO IS UNREPRESENTED COVENANTS THAT HE, SHE, OR IT HAS READ THE ENTIRE CONTENTS OF THIS AGREEMENT IN FULL, AND IS AWARE OF THE LEGAL CONSEQUENCES OF THIS AGREEMENT. EACH PARTY AGREES THAT THIS DISCLAIMER IS AN EFFECTIVE DISCLAIMER OF RELIANCE UNDER DELAWARE LAW.

17.         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

18.         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Corporation Simplification Agreement as of the Effective Time.

CORPORATION:

VIVID SEATS INC.

By:	/s/ Stanley Chia
Name: Stanley Chia
Title: Chief Executive Officer and President
Address: 24 E. Washington Street Suite 900, Chicago, IL 60602

THE LLC:

HOYA INTERMEDIATE, LLC

By:	/s/ Stanley Chia
Name: Stanley Chia
Title: Chief Executive Officer and President
Address: 24 E. Washington Street Suite 900, Chicago, IL 60602

TRA HOLDER REPRESENTATIVE:

GTCR MANAGEMENT XI, LLC

By:	/s/ David Donnini
Name: David Donnini
Title: Authorized Signatory
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

TRA HOLDERS:

HOYA TOPCO, LLC

By:	/s/ David Donnini
Name: David Donnini
Title: Authorized Signatory
Address: 300 N La Salle Dr #5600, Chicago, IL 60654
:

[Signature Page to Corporate Simplification Agreement]

GTCR-TICKETS BLOCKER XI/C B-CORP.

By:	/s/ David Donnini
Name: David Donnini
Title: President
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

GTCR-TICKETS XI/C AIV LP

By:	/s/ David Donnini
Name: David Donnini
Title: Managing Director
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

VEPF V AIV VII CORP.

By:	/s/ David Donnini
Name: David Donnini
Title: President
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

VEPF IV AIV IX CORP.

By:	/s/ David Donnini
Name: David Donnini
Title: President
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

GTCR-TICKETS AIV 1 LP

By:	/s/ David Donnini
Name: David Donnini
Title: Managing Director
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

GTCR-TICKETS AIV 2 LP

By:	/s/ David Donnini
Name: David Donnini
Title: Managing Director
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

[Signature Page to Corporate Simplification Agreement]

GTCR-TICKETS FXIC ACQUISITION LLC

By:	/s/ David Donnini
Name: David Donnini
Title: President
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

GTCR-TICKETS CVII AGGREGATOR 4 LP

By: GTCR Partners XI/B LP, its General Partner
By: GTCR Investment XI LLC, its General Partner

By:	/s/ David Donnini
Title: Managing Director
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

GTCR-TICKETS CVII AGGREGATOR 2 LP

By: GTCR Partners XI/B LP, its General Partner

By:	/s/ David Donnini
Title: Managing Director
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

GTCR TICKETS CVII AGGREGATOR 3 LP

By: GTCR Partners XI/B LP, its General Partner

By:	/s/ David Donnini
Name: David Donnini
Title: Managing Director
Address: 300 N La Salle Dr #5600, Chicago, IL 60654

[Signature Page to Corporate Simplification Agreement]

CM7C VEPF IV, LP
CM7C VEPF V, LP
CM7C (LTL) VEPF IV, LP
CM7C(LTL) VEPF V, LP

By: Crescent Mezzanine VII, LLC, its general partner

By:	/s/ Christopher Wang
Name: Christopher Wang
Title: Managing Director

Address:	c/o Crescent Capital Group LP
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, CA 90025
Attention:	Christopher Wang, Matthew Corbett

CM7B VEPF IV, LP
CM7B VEPF V, LP

By: Crescent Mezzanine VIIB, LLC, its general partner

By:	/s/ Christopher Wang
Name: Christopher Wang
Title: Managing Director

Address:	c/o Crescent Capital Group LP
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, CA 90025
Attention:	Christopher Wang, Matthew Corbett

[Signature Page to Corporate Simplification Agreement]